Exhibit 99.16

BIO-key Completes Acquisition of Aether Mobile Government Division

Company Also Raises $10 Million in Convertible Debentures

October 1—MINNEAPOLIS—BIO-key International, Inc. (OTC Bulletin Board: BKYI), a leader in finger-based biometric identification and wireless public safety solutions, today announced the closing of the purchase of Aether’s Mobile Government Division (NASDAQ: AETH). As previously announced the purchase price was $10 million in cash and subject to certain post closing adjustments.

The Company also announced that it completed a $10 million private placement of convertible debentures and warrants with institutional and accredited investors. The conversion price of the bonds is $1.35. Investors received warrants to purchase up to approximately 3 million shares of common stock at $1.55 per share.

The funds will be used to help finance the transaction and provide for working capital to implement the Company’s business plan of providing highly accurate, fast and scalable one-to-many fingerprint biometric identification solutions and mobile wireless systems that enable security officials access to law enforcement databases to validate identities and obtain suspect information.

Mike DePasquale, BIO-Key CEO said, “With the addition of the AMG companies including Cerulean and Sunpro, BIO-key has become the largest provider of mobile, wireless information and identity management solutions in the public safety market. Combined with BIO-key’s biometric and wireless technologies, we are positioned as the leading force in an emerging largely untapped market that we value at more than $5 billion. With a large 2500 customer base and a network of strategic partners, we will have the market presence and reach to accelerate biometric deployments and expand the market for providing secure wireless information to the estimated 5 million first responders across nearly 50,000 agencies engaged in homeland security.”

Tom Colatosti, BIO-key Chairman, added, “We are also delighted that our investors have embraced and endorsed our vision and demonstrated their belief in our ability to successfully execute and achieve our business potential by assuming a conversion rate that is a significant more than 35% premium to the market price of our stock.”

About BIO-key

BIO-key develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, governments and private sector customers. BIO-key’s mobile wireless technology provides first responders with critical, reliable real time data and images from local, state and national databases. BIO-key’s high performance, scalable, cost effective and easy to deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy as well as reducing identity theft. www.bio-key.com

About Aether Systems

Aether Systems owns and manages a portfolio of residential mortgage-backed securities and other short-term government agency investments. Our principal business objective is to generate net income from the spread between the interest income on these securities and the costs of borrowing to finance their acquisition.

BIO-key Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. The words “estimate,” “project,” “intends,” “expects,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward- looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

For more information contact:

Albert Maruggi

612-325-8126

amaruggi@providentpartners.net